UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014 (September 30, 2014)

ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-189912	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (this “Form 8-K”) is furnished by ClubCorp Holdings, Inc., a Nevada corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Modification of a Material Definitive Agreement.

Sixth Amendment to Credit Agreement

On September 30, 2014, CCA Club Operations Holdings, LLC, ClubCorp Club Operations, Inc. (“Operations”), as Borrower, a wholly-owned subsidiary of the Company, certain of the lenders party to the Credit Agreement (as defined below), Citicorp North America, Inc. as Administrative Agent and Tranche A L/C Issuer, Citibank, N.A. as Swing Line Lender and Tranche B L/C Issuer, and Citigroup Global Markets Inc. as Joint Lead Arranger and Joint Bookrunner (collectively, “Citicorp”) and Deutsche Bank Securities Inc. (“Deutsche Bank”) as Joint Lead Arranger and Joint Bookrunner, entered into Amendment No. 6 (“Amendment No. 6”) to the Credit Agreement dated as of November 30, 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Operations, the lenders from time to time a party thereto, Citicorp and Deutsche Bank.

Pursuant to Amendment No. 6, the Credit Agreement was amended to (1) provide an aggregate of $250 million of additional senior secured term loans under the existing term loan facility (the “Incremental Term B Loan”), (2) modify the rate at which term loans under the Credit Agreement bear interest, (3) modify the accordion feature under the Credit Agreement to be calculated as an additional amount of incremental term or revolving commitments, so long as the senior secured leverage ratio does not exceed 3.75:1.00, and (4) make other administrative changes to the Credit Agreement. Borrowings under the term loan facility, including the Incremental Term B Loan, will bear interest at a rate that is the higher of (i) 4.5% or (ii) an elected LIBOR plus a margin of 3.5%. The Incremental Term B Loan matures on July 24, 2020.

The above description of Amendment No. 6 is qualified in its entirety by Amendment No. 6 filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Joinder Agreement

On September 30, 2014, certain of the Company’s subsidiaries (collectively, the “New Grantors”), and Citicorp North America, Inc., as administrative agent and collateral agent (“Collateral Agent”), entered into a joinder agreement (the “Joinder Agreement”) to the Guaranty and Security Agreement, dated as of November 30, 2010 (the “Guaranty and Security Agreement”), by and between Collateral Agent and Operations and certain of its affiliates signatory thereto as grantors in favor of Collateral Agent.  Pursuant to the Joinder Agreement, each of the New Grantors agreed to guarantee certain obligations of the Company in accordance with the Guaranty and Security Agreement and to grant a security interest in certain of their property in order to secure such obligations.

Pledge Amendment

On September 30, 2014, pursuant to the Guaranty and Security Agreement, the Company’s subsidiary ClubCorp USA, Inc., a Delaware corporation (“ClubCorp USA”), and Collateral Agent, entered into a pledge amendment (the “Pledge Amendment”), whereby ClubCorp USA agreed to pledge all of the equity interests in the New Grantors in favor of Collateral Agent and add such equity interests to the collateral referred to in the Guaranty and Security Agreement to secure ClubCorp USA’s and the Company’s obligations thereunder.

The above descriptions of the Joinder Agreement and the Pledge Amendment are qualified in their entirety by the Joinder Agreement and the Pledge Amendment filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 30, 2014, pursuant to an Equity Purchase Agreement dated August 13, 2014 (the “Equity Purchase Agreement”), the Company’s wholly owned subsidiary, ClubCorp USA, Inc., consummated the previously announced acquisition of each of Sequoia Golf Holdings, LLC and Parthenon-Sequoia Ltd., for a gross purchase price of $265 million payable in cash, from Parthenon-Sequoia Ltd., Parthenon Investors II, L.P., J&R Founders’ Fund II, L.P., PCIP Investors, and certain individuals named therein (the “Sellers”). The acquisition was funded with proceeds from the Incremental Term B

Loans. The purchase price is subject to final purchase price adjustments and indemnification obligations of the Sellers after the closing of the acquisition. A portion of the consideration was placed in escrow to satisfy certain indemnification obligations of the Sellers as described in the Equity Purchase Agreement.

Sequoia Golf Holdings, LLC owns or operates 50 golf and country clubs in the United States, primarily in Georgia and Texas. The business of Parthenon-Sequoia Ltd. consists of holding equity interests in Sequoia Golf Holdings, LLC.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment No. 6 dated as of September 30, 2014 to Credit Agreement.

10.2	Joinder Agreement dated as of September 30, 2014 among the New Guarantors and Citicorp North America, Inc., as administrative agent and collateral agent

10.3	Pledge Amendment dated as of September 30, 2014 among ClubCorp USA, Inc. and Citicorp North America, Inc., as administrative agent and collateral agent

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2014	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer